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Exhibit 4.1

FORM OF SUBSCRIPTION WARRANT

Shareholder Name and Address:

WARRANT CERTIFICATE NUMBER

FIRST COMMUNITY BANCORP
WARRANT CERTIFICATE FOR RIGHTS OFFERING
FOR HOLDERS OF RECORD ON DECEMBER 13, 2001

December 13, 2001
SHARES ELIGIBLE TO SUBSCRIBE/NUMBER OF SUBSCRIPTION RIGHTS	RECORD DATE

    First Community Bancorp (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holder named herein of the Company's common stock, without par value (the "Common Stock"), as of the close of business on December 13, 2001 (the "Record Date") to receive            of a right (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $             per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Over-Subscription Shares"), any holder purchasing all of the shares of Common Stock available to such holder pursuant to the Basic Subscription Privilege may purchase an additional number of the Over-Subscription Shares, if so specified in the subscription documents, subject to proration. No fractional rights or cash in lieu will be issued or paid. Instead, the number of rights each holder is entitled to receive will be rounded up to the nearest whole right. Set forth above is the number of shares of Common Stock the holder named herein is entitled to subscribe pursuant to the Basic Subscription Privilege.

    FOR A MORE COMPLETE DESCRIPTON OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED DECEMBER            , 2001, (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM U.S. STOCK TRANSFER CORPORATION ((818) 502-1404). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

    THIS SUBSCRIPTION ORDER FORM AND PAYMENT IN FULL MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, U.S. STOCK TRANSFER CORPORATION, AT THE ADDRESS INDICATED IN THE PROSPECTUS, BY 5:00 P.M. PACIFIC TIME, ON JANUARY 21, 2002 (UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY) (THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

    The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from U.S. Stock Transfer Corporation, before exercising their Rights.

SUBSCRIPTION PRICE: $             PER SHARE

    The registered owner whose name is inscribed hereon, is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

    THIS SUBSCRIPTION WARRANT IS NON-TRANSFERABLE EXCEPT TO A TRANSFEREE WHO IS AN AFFILIATE OR RELATED PARTY OF THE HOLDER, AS DESCRIBED IN THE PROSPECTUS, OR, IF THE HOLDER IS A DEALER, BROKER, TRUST COMPANY OR OTHER NOMINEE, AN AFFILIATE OR RELATED PARTY OF THE BONA FIDE BENEFICIAL OWNER.

    RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION WARRANT IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

FORM 1

    EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which Prospectus is hereby acknowledged.

  (a)
  Number of shares subscribed for pursuant to the Basic Subscription Privilege

                 ×  $              = $              payment.

    (One Right is needed to subscribe for one share. No fractional shares or cash in lieu thereof will be issued or paid.)

  (b)
  Number of shares subscribed for pursuant to the Over-Subscription Privilege

                 ×  $              = $              payment.

  (c)
  Total Subscription (total number of shares on lines (a) and (b) multiplied by the subscription price) = $             payment.

    METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXE(ES)):

/ /	Check, bank draft, or money order payable to U.S. Stock Transfer Corporation: or
/ /	Wire transfer directed to .
  (d)
  If the Rights being executed pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Subscription Warrant (check only one)
/ /	Deliver to the undersigned a new Subscription Warrant evidencing the remaining rights to which the undersigned is entitled.
/ /	Deliver a new Subscription Warrant in accordance with the undersigned's Form 2 instructions (which include any required signatures guarantees).
/ /	Do not deliver any new Subscription Warrants to the undersigned.
/ /	Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent Prior to the date hereof and complete the following:
Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice Which Guaranteed Delivery

    If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights Holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds in the aggregate Subscription Price for all shares represented by this Subscription Warrant (the "Subscription Excess"), the Rights Holder exercising this Subscription Warrant shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares the Rights Holder may purchase pursuant to the Over-Subscription Privilege. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the aggregate Subscription

Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

ACKNOWLEDGMENT—THE SUBSCRIPTION ORDER FORM
IS NOT VALID UNLESS YOU SIGN BELOW

    I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Warrant Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Warrant Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

    The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s):	Date:
Date:

    If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Subscription Warrant.)

Name:	Capacity:

Address:	Phone:

Soc. Sec. # or Tax ID #:

FORM 2

    TO TRANSFER SOME OR ALL OF YOUR RIGHTS TO AN AFFILIATE OR RELATED PARTY: The Rights are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust, partnership, limited partnership, limited liability company, corporation, or other business entity that directly, or indirectly, through one or more intermediaries, control the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner and/or one or more Related Parties of the beneficial owner, (3) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (4) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

  (a)
  TO BE COMPLETED BY HOLDERS OTHER THAN BROKERS, DEALERS AND OTHER NOMINEES. The undersigned holder hereby certifies to the Company and U.S. Stock Transfer Corporation that the transferee identified below is an Affiliate or Related Party of the holder. The undersigned holder hereby instructs U.S. Stock Transfer Corporation to issue to the transferee indicated below a new Subscription Warrant in the amount indicated below and to the address indicated below. If no address is provided below, then the Subscription Warrant representing transferred Rights will be returned to the address of the holder.

Name of Transferee:

Address of Transferee:

Number of Rights to be Transferred:

Holder's Signature

      (Please sign exactly as your name appears above. Joint owners should each sign personally. Where applicable, please indicate your official position or representative capacity.)

    YOU MUST HAVE YOUR SIGNATURE GUARANTEED, AS DESCRIBED IN THE INSTRUCTIONS DELIVERED HEREWITH, IF YOU WISH TO HAVE YOUR RIGHTS TRANSFERRED.

Signature Guaranteed By:

  (b)
  TO COMPLETED BY BROKERS, DEALERS AND OTHER NOMINEES. The undersigned broker, dealer or nominee hereby certifies to the Company and U.S. Stock Transfer Corporation that the beneficial owner of the Rights hereby transferred has duly certified to the undersigned, the Company and U.S. Stock Transfer Corporation that the transferee identified below is an Affiliate or Related Party of the beneficial owner (as defined in the Prospectus) and has instructed the undersigned broker, dealer or nominee and U.S. Stock Transfer Corporation to issue to the transferee indicated below a new Subscription Warrant evidencing Rights in the amount indicated below. On behalf of such beneficial owner, the undersigned broker, dealer or nominee hereby instructs U.S. Stock Transfer Corporation to issue to the transferee indicated below a new Subscription Warrant in the amount indicated below and to the address indicated below. If no address is provided below, then the

    Subscription Warrant representing transferred Rights will be returned to the address of the broker, dealer or nominee of the beneficial owner.

Name of Transferee:

Address of Transferee:

Number of Rights to be Transferred:

Holder's Signature

      (Please sign exactly as your name appears above. Joint owners should each sign personally. Where applicable, please indicate your official position or representative capacity.)

    YOU MUST HAVE YOUR SIGNATURE GUARANTEED, AS DESCRIBED IN THE INSTRUCTIONS DELIVERED HEREWITH, IF YOU WISH TO HAVE YOUR RIGHTS TRANSFERRED.

Signature Guaranteed By:

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FORM OF SUBSCRIPTION WARRANT
FIRST COMMUNITY BANCORP WARRANT CERTIFICATE FOR RIGHTS OFFERING FOR HOLDERS OF RECORD ON DECEMBER 13, 2001